FOR IMMEDIATE ISSUE

FOR:    MDC Partners Inc.        CONTACT:    Erica Bartsch
330 Hudson Street, 10th Floor             Sloane & Company
New York, NY 10013                212-446-1875
IR@mdc-partners.com

MDC PARTNERS INC. REPORTS RESULTS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2020

Company Responds Swiftly to Pandemic Conditions,
Dramatically Reduces Costs and Delivers Solid First Half Results

SECOND QUARTER & YTD HIGHLIGHTS:

•
Revenue of $259.7 million in the second quarter versus $362.1 million in the prior period, a decline of 28.3%; and $587.4 million YTD versus $690.9 million in the prior year period, a decline of 15.0%.

•	Organic revenue declined 26.4% in the second quarter and 12.9% YTD.

•
Net loss attributable to MDC Partners common shareholders was $4.1 million in the second quarter of 2020 versus $0.8 million in income a year ago, driven by non-cash impairment charges taken in the quarter.

•
Net loss attributable to MDC Partners common shareholders was $6.5 million in the six months ended June 30, 2020 versus $1.4 million a year ago, driven by non-cash impairment charges taken in the period.

•
Adjusted EBITDA for the three months ended June 30, 2020 was $36.2 million versus $46.4 million a year ago, a decline of 22.1%. Adjusted EBITDA Margin of 13.9%, compared to 12.8% in the prior year quarter.

•	Adjusted EBITDA for the six months ended June 30, 2020 was $75.7 million versus $67.9 million a year ago, an increase of 11.5%. Adjusted EBITDA Margin of 12.9%, compared to 9.8% a year ago.

•	Excluding Kingsdale and Sloane, Adjusted EBITDA decreased 20.9% in the second quarter and increased 17.2% in the first half of 2020 compared with the prior year period.

•	Covenant EBITDA (LTM) of $193.3 million versus $200.7 million at March 31, 2020, a decline of 3.7%.

•	Net New Business wins totaled $20.5 million in the second quarter, and $28.9 million in the six months ended June 30, 2020.

New York, NY, August 6, 2020 (NASDAQ: MDCA) – MDC Partners Inc. (“MDC Partners” or the “Company”) today announced financial results for the three and six months ended June 30, 2020.
“Coming off of pace-setting growth in the first quarter, we weathered the current effects of COVID-19 on GDP, our clients and revenue with a diligent focus on cost reductions and restructuring actions that helped preserve the underlying economics of the business. This resulted in expanded margins and positions MDC to rebound even more strongly once we return to growth,” said Mark Penn, Chairman and Chief Executive Officer of MDC Partners.
“The expected declines in net revenue were met with better than expected controls on costs and strong liquidity. On a half-year basis, Adjusted EBITDA excluding divestitures increased 17 percent against prior year despite the revenue decline,” Mr. Penn added.
Frank Lanuto, Chief Financial Officer, added, “We continued to operate with significant financial flexibility throughout the quarter. We extended our credit facility and retired $87 million in obligations in the second quarter, including semi-annual interest on our Notes, scheduled M&A obligations and partial bond repurchase.  We maintained a positive net cash position of $23 million at quarter end and reduced our leverage from 4.9x year ago to 4.6x.”
Lead Independent Director and Special Committee Chairman Irwin Simon commented, “The special committee is proceeding with its review of Stagwell’s recent merger proposal, assisted by independent advisors Moelis & Company and DLA Piper.  The committee will continue to act in the best interests of the Company and our shareholders as we evaluate the previously announced transaction proposed by Stagwell as well as all alternatives available to the Company.”

Second Quarter and Year-to-Date 2020 Financial Results
Revenue for the second quarter of 2020 was $259.7 million versus $362.1 million for the second quarter of 2019, a decline of 28.3%. The effect on revenue of foreign exchange due to the strong US Dollar was negative 0.8%, the impact of non-GAAP acquisitions (dispositions), net was negative 1.1%, and organic revenue decline was 26.4%, inclusive of $29.1 million or 457 basis points from lower billable costs. Organic revenue declined primarily due to reduced spending by clients in connection with COVID-19. Net New Business wins in the second quarter of 2020 totaled $20.5 million.
Net loss attributable to MDC Partners common shareholders for the second quarter of 2020 was $4.1 million versus net income of $0.8 million for the second quarter of 2019. The decline was primarily due to lower revenues, partially offset by a reduction in expenses, which included a goodwill and lease impairment charge of $18.8 million, a gain of $7.4 million in connection with the repurchase of a portion of our senior notes and a tax benefit during the second quarter as compared to the same period in the prior year. Diluted loss per share attributable to MDC Partners common shareholders for the second quarter of 2020 was $0.06 versus diluted income per share of $0.01 for the second quarter of 2019.
Adjusted EBITDA for the second quarter of 2020 was $36.2 million versus $46.4 million for the second quarter of 2019, a decline of 22.1%, primarily due to lower revenues, partially offset by a reduction of expenses. This led to a 110 basis point increase in Adjusted EBITDA margin in the second quarter of 2020 to 13.9% from 12.8% in the second quarter of 2019.
Covenant EBITDA for the last twelve months (LTM) was $193.3 million as of June 30, 2020 versus $200.7 million at March 31, 2020, a decline of 3.7%. The change was primarily driven by the decline in Adjusted EBITDA.
Revenue for the first six months of 2020 was $587.4 million versus $690.9 million for the first six months of 2019, a decline of 15.0%. The effect on revenue of foreign exchange due to the strong US Dollar was negative 0.7%, the impact of non-GAAP acquisitions (dispositions), net was negative 1.4%, and organic revenue decline was 12.9%, inclusive of $28.1 million or 239 basis points from lower billable costs. Organic revenue declined primarily due to reduced spending by clients in connection with COVID-19. Net New Business wins for the first six months of 2020 totaled $28.9 million.
Net loss attributable to MDC Partners common shareholders for the first six months of 2020 was $6.5 million versus $1.4 million for the first six months of 2019. This change was primarily due to the decline in revenue, partially offset by a reduction in expenses. Diluted loss per share attributable to MDC Partners common shareholders for the six months of 2020 was $0.09 versus diluted loss per share of $0.02 for the first six months of 2019.
Adjusted EBITDA for the first six months of 2020 was $75.7 million versus $67.9 million for the first six months of 2019, an increase of 11.5%. The improvement was primarily due to a reduction in expenses to combat the impact of COVID-19 on the business, partially offset by lower revenues. This led to a 310 basis point improvement in Adjusted EBITDA margin in the first six months of 2020 to 12.9% from 9.8% in the first six months of 2019.

Financial Outlook
Given the uncertainties in the global business environment arising from the COVID-19 pandemic, the Company is not providing a 2020 outlook for Revenue and Covenant EBITDA at this time.

Conference Call
Management will host a conference call on Thursday, August 6, 2020, at 8:30 a.m. (ET) to discuss its results. The conference call will be accessible by dialing 1-862-298-0702 or toll free 1-888-390-3967. An investor presentation has been posted on our website at www.mdc-partners.com and may be referred to during the conference call.

A recording of the conference call will be accessible within one business day after the conference call until 12:00 a.m. (ET), August 13, 2020, by dialing 1-754-333-7735 or toll free 1-888-539-4649 (passcode 153080), or by visiting our website at www.mdc-partners.com.
About MDC Partners Inc.
MDC Partners is one of the most influential marketing and communications networks in the world. As "The Place Where Great Talent Lives," MDC Partners is celebrated for its innovative advertising, public relations, branding, digital, social and event marketing agency partners, which are responsible for some of the most memorable and effective campaigns for the world's most respected brands. By leveraging technology, data analytics, insights and strategic consulting solutions, MDC Partners drives creative excellence, business growth and measurable return on marketing investment for over 1,700 clients worldwide. For more information about MDC Partners and its partner firms, visit our website at www.mdc-partners.com and follow us on Twitter at http://www.twitter.com/mdcpartners.
Non-GAAP Financial Measures
In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission (SEC) defines as "non-GAAP Financial Measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. Such non-GAAP financial measures include the following:
(1) Organic Revenue: “Organic revenue growth” and “organic revenue decline” refer to the positive or negative results, respectively, of subtracting both the foreign exchange and acquisition (disposition) components from total revenue growth. The acquisition (disposition) component is calculated by aggregating prior period revenue for any acquired businesses, less the prior period revenue of any businesses that were disposed of during the current period. The organic revenue growth (decline) component reflects the constant currency impact of (a) the change in revenue of the partner firms that the Company has held throughout each of the comparable periods presented, and (b) “non-GAAP acquisitions (dispositions), net”. Non-GAAP acquisitions (dispositions), net consists of (i) for acquisitions during the current year, the revenue effect from such acquisition as if the acquisition had been owned during the equivalent period in the prior year and (ii) for acquisitions during the previous year, the revenue effect from such acquisitions as if they had been owned during that entire year (or same period as the current reportable period), taking into account their respective pre-acquisition revenues for the applicable periods, and (iii) for dispositions, the revenue effect from such disposition as if they had been disposed of during the equivalent period in the prior year.
(2) Net New Business: Estimate of annualized revenue for new wins less annualized revenue for losses incurred in the period.
(3) Adjusted EBITDA: Adjusted EBITDA is a non-GAAP financial measure that represents Net income (loss) attributable to MDC Partners Inc. common shareholders plus or minus adjustments to operating income (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, and other items, net which includes items such as severance expense and other restructuring expenses, including costs for leases that will either be terminated or sublet in connection with the centralization of our New York real estate portfolio.
(4) Covenant EBITDA: Covenant EBITDA is a measure that includes pro forma adjustments for acquisitions, one-time charges, permitted dispositions and other items, as defined in the Company's Credit Agreement. We believe that the presentation of Covenant EBITDA is useful to investors as it eliminates the effect of certain non-cash and other items not necessarily indicative of a company’s underlying operating performance. In addition, the presentation of Covenant EBITDA provides additional information to investors about the calculation of, and compliance with, certain financial covenants in the Company's Credit Agreement.
Included in this earnings release are tables reconciling MDC Partners’ reported results to arrive at certain of these non-GAAP financial measures.

This press release contains forward-looking statements. Statements in this press release that are not historical facts, including without limitation the information under the heading "Financial Outlook" and statements about the Company’s beliefs and expectations, earnings (loss) guidance, recent business and economic trends, potential acquisitions, and estimates of amounts for redeemable noncontrolling interests and deferred acquisition consideration, constitute forward-looking statements. Words such as “estimates”, “expects”, “contemplates”, “will”, “anticipates”, “projects”, “plans”, “intends”, “believes”, “forecasts”, “may”, “should”, and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•
risks associated with international, national and regional unfavorable economic conditions that could affect the Company or its clients, including as a result of the novel coronavirus pandemic (“COVID-19”);

•
the effects of the outbreak of COVID-19, including the measures to reduce its spread, and the impact on the economy and demand for our services, which may precipitate or exacerbate other risks and uncertainties;

•	developments involving the proposal by Stagwell Media LP to enter into a business combination with the Company;

•	the Company’s ability to attract new clients and retain existing clients;

•	reduction in client spending and changes in client advertising, marketing and corporate communications requirements;

•	financial failure of the Company’s clients;

•	the Company’s ability to retain and attract key employees;

•	the Company’s ability to achieve the full amount of its stated cost saving initiatives;

•	the Company’s implementation of strategic initiatives;

•
the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to redeemable noncontrolling interests and deferred acquisition consideration;

•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and

•	foreign currency fluctuations.
Investors should carefully consider these risk factors, other risk factors described herein, and the additional risk factors outlined in more detail in the Company’s 2019 Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 5, 2020 and accessible on the SEC’s website at www.sec.gov., under the caption “Risk Factors,” and in the Company’s other SEC filings.

SCHEDULE 1
MDC PARTNERS INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ in 000s, Except per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue:
Services	$259,678	$362,130	$587,420	$690,921
Operating Expenses:
Cost of services sold	165,632	240,749	388,325	477,903
Office and general expenses	66,210	87,276	132,563	154,394
Depreciation and amortization	8,899	10,663	18,105	19,501
Impairment and other losses	18,839	—	19,000	—
	259,580	338,688	557,993	651,798
Operating income	98	23,442	29,427	39,123
Other Income (Expenses):
Interest expense and finance charges, net	(15,941)	(16,413)	(31,553)	(33,172)
Foreign exchange gain (loss)	5,342	2,932	(9,415)	8,374
Other, net	5,884	(746)	22,218	(4,128)
	(4,715)	(14,227)	(18,750)	(28,926)
Income (loss) before income taxes and equity in earnings of non-consolidated affiliates	(4,617)	9,215	10,677	10,197
Income tax expense (benefit)	(7,923)	2,088	5,577	2,837
Income before equity in earnings of non-consolidated affiliates	3,306	7,127	5,100	7,360
Equity in earnings (losses) of non-consolidated affiliates	(798)	206	(798)	289
Net income	2,508	7,333	4,302	7,649
Net income attributable to the noncontrolling interest	(3,101)	(3,043)	(3,892)	(3,472)
Net income (loss) attributable to MDC Partners Inc.	(593)	4,290	410	4,177
Accretion on and net income allocated to convertible preference shares	(3,509)	(3,515)	(6,949)	(5,625)
Net income (loss) attributable to MDC Partners Inc. common shareholders	$(4,102)	$775	$(6,539)	$(1,448)
Income (loss) Per Common Share:
Basic
Net income (loss) attributable to MDC Partners Inc. common shareholders	$(0.06)	$0.01	$(0.09)	$(0.02)
Diluted
Net income (loss) attributable to MDC Partners Inc. common shareholders	$(0.06)	$0.01	$(0.09)	$(0.02)
Weighted Average Number of Common Shares Outstanding:
Basic	72,528,455	71,915,832	72,463,058	66,118,749
Diluted	72,528,455	72,024,689	72,463,058	66,118,749

SCHEDULE 2
MDC PARTNERS INC.
UNAUDITED REVENUE RECONCILIATION
(US$ in 000s, except percentages)

	Three Months Ended		Six Months Ended
	Revenue $	% Change	Revenue $	% Change
June 30, 2019	$362,130		$690,921
Organic revenue (1)	(95,437)	(26.4)%	(89,003)	(12.9)%
Non-GAAP acquisitions (dispositions), net	(4,106)	(1.1)%	(9,789)	(1.4)%
Foreign exchange impact	(2,909)	(0.8)%	(4,709)	(0.7)%
Total change	(102,452)	(28.3)%	(103,501)	(15.0)%
June 30, 2020	$259,678		$587,420

(1) Organic revenue refers to the positive results of subtracting both the foreign exchange and acquisition (disposition) components from total revenue growth. The acquisition (disposition) component is calculated by aggregating prior period revenue for any acquired businesses, less the prior period revenue of any businesses that were disposed of during the current period. The organic revenue component reflects the constant currency impact of (a) the change in revenue of the partner firms which the Company has held throughout each of the comparable periods presented, and (b) “non-GAAP acquisitions (dispositions), net”. Non-GAAP acquisitions (dispositions), net consists of (i) for acquisitions during the current year, the revenue effect from such acquisition as if the acquisition had been owned during the equivalent period in the prior year and (ii) for acquisitions during the previous year, the revenue effect from such acquisitions as if they had been owned during that entire year (or same period as the current reportable period), taking into account their respective pre-acquisition revenues for the applicable periods, and (iii) for dispositions, the revenue effect from such disposition as if they had been disposed of during the equivalent period in the prior year. See "Non-GAAP Financial Measures" herein.
Note: Actuals may not foot due to rounding

SCHEDULE 3
MDC PARTNERS INC.
UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(US$ in 000s, except percentages)
For the Three Months Ended June 30, 2020

	Integrated Networks - Group A	Integrated Networks - Group B	Media & Data Network	All Other	Corporate	Total
Revenue	$82,735	$93,398	$28,551	$54,994	$—	$259,678

Net loss attributable to MDC Partners Inc. common shareholders						$(4,102)
Adjustments to reconcile to operating income (loss):
Accretion on convertible preference shares						3,509
Net income attributable to the noncontrolling interests						3,101
Equity in losses of non-consolidated affiliates						798
Income tax benefit						(7,923)
Interest expense and finance charges, net						15,941
Foreign exchange gain						(5,342)
Other, net						(5,884)
Operating income (loss)	$14,605	$(7,717)	$46	$4,987	$(11,823)	$98
margin	17.7%	(8.3)%	0.2%	9.1%		—%

Adjustments:
Depreciation and amortization	$1,566	$4,387	$807	$1,903	$236	$8,899
Impairment and other losses	—	17,468	35	207	1,129	18,839
Stock-based compensation	(105)	746	4	118	276	1,039
Deferred acquisition consideration adjustments	1,139	1,503	—	(330)	—	2,312
Distributions from non-consolidated affiliates (2)	—	—	—	—	1,079	1,079
Other items, net (3)	—	—	—	—	3,895	3,895
Adjusted EBITDA (1)	$17,205	$16,387	$892	$6,885	$(5,208)	$36,161
Adjusted EBITDA margin	20.8%	17.5%	3.1%	12.5%		13.9%

(1) Adjusted EBITDA is a non-GAAP financial measure, and as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, impairment and other items. See "Non-GAAP Financial Measures" herein.

(2) Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).

(3) Other items, net includes items such as severance expense and other restructuring expenses. See Schedule 10 for a reconciliation of amounts.

Note: Effective in the first quarter of 2020, the Company reorganized its management structure resulting in the aggregation of certain Partner Firms into integrated groups (“Networks”). In connection with the reorganization, we reassessed our reportable segments to align our external reporting with how we operate the Networks under our new organizational structure. Prior periods presented have been recast to reflect the change in reportable segments.

Note: Actuals may not foot due to rounding.

SCHEDULE 4
MDC PARTNERS INC.
UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(US$ in 000s, except percentages)
For the Six Months Ended June 30, 2020

	Integrated Networks - Group A	Integrated Networks - Group B	Media & Data Network	All Other	Corporate	Total
Revenue	$173,356	$211,105	$69,609	$133,350	$—	$587,420

Net loss attributable to MDC Partners Inc. common shareholders						$(6,539)
Adjustments to reconcile to operating income (loss):
Accretion on convertible preference shares						6,949
Net income attributable to the noncontrolling interests						3,892
Equity in losses of non-consolidated affiliates						798
Income tax expense						5,577
Interest expense and finance charges, net						31,553
Foreign exchange loss						9,415
Other, net						(22,218)
Operating income (loss)	$26,637	$9,444	$663	$12,844	$(20,161)	$29,427
margin	15.4%	4.5%	1.0%	9.6%		5.0%

Adjustments:
Depreciation and amortization	$3,307	$8,913	$1,615	$3,802	$468	$18,105
Impairment and other losses	—	17,629	35	207	1,129	19,000
Stock-based compensation	1,856	1,646	(9)	198	418	4,109
Deferred acquisition consideration adjustments	1,707	(4,109)	375	(261)	—	(2,288)
Distributions from non-consolidated affiliates (2)	—	—	—	—	1,065	1,065
Other items, net (3)	—	—	—	—	6,311	6,311
Adjusted EBITDA (1)	$33,507	$33,523	$2,679	$16,790	$(10,770)	$75,729
Adjusted EBITDA margin	19.3%	15.9%	3.8%	12.6%		12.9%

(1) Adjusted EBITDA is a non-GAAP financial measure, and as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, impairment and other items. See "Non-GAAP Financial Measures" herein.

(2) Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).

(3) Other items, net includes items such as severance expense and other restructuring expenses. See Schedule 10 for a reconciliation of amounts.

Note: Effective in the first quarter of 2020, the Company reorganized its management structure resulting in the aggregation of certain Partner Firms into integrated groups (“Networks”). In connection with the reorganization, we reassessed our reportable segments to align our external reporting with how we operate the Networks under our new organizational structure. Prior periods presented have been recast to reflect the change in reportable segments.

Note: Actuals may not foot due to rounding.

SCHEDULE 5
MDC PARTNERS INC.
UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(US$ in 000s, except percentages)

For the Three Months Ended June 30, 2019

	Integrated Networks - Group A	Integrated Networks - Group B		Media & Data Network		All Other	Corporate	Total
Revenue	$103,248	$133,394		$39,456		$86,032	$—	$362,130

Net income attributable to MDC Partners Inc. common shareholders								$775
Adjustments to reconcile to operating income (loss):
Accretion on convertible preference shares								3,515
Net income attributable to the noncontrolling interests								3,043
Equity in earnings of non-consolidated affiliates								(206)
Income tax expense								2,088
Interest expense and finance charges, net								16,413
Foreign exchange gain								(2,932)
Other, net								746
Operating income (loss)	$14,963	$17,338		$278		$7,494	$(16,631)	$23,442
margin	14.5%	13.0%		0.7%		8.7%		6.5%

Adjustments:
Depreciation and amortization	$2,348	$4,318		$1,335		$2,441	$221	$10,663
Stock-based compensation	639	1,627		6		170	1,192	3,634
Deferred acquisition consideration adjustments	291	1,565		(615)		832	—	2,073
Distributions from non-consolidated affiliates (2)	—	—	—	—	—	—	31	31
Other items, net (3)	—	—	—	—	—	—	6,594	6,594
Adjusted EBITDA (1)	$18,241	$24,848		$1,004		$10,937	$(8,593)	$46,437
Adjusted EBITDA margin	17.7%	18.6%		2.5%		12.7%		12.8%

(1) Adjusted EBITDA is a non-GAAP financial measure, and as shown above it represents operating income (loss) plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, impairment and other items. See "Non-GAAP Financial Measures" herein.

(2) Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).

(3) Other items, net includes items such as severance expense and other restructuring expenses. See Schedule 10 for a reconciliation of amounts.

Note: Effective in the first quarter of 2020, the Company reorganized its management structure resulting in the aggregation of certain Partner Firms into integrated groups (“Networks”). In connection with the reorganization, we reassessed our reportable segments to align our external reporting with how we operate the Networks under our new organizational structure. Prior periods presented have been recast to reflect the change in reportable segments.

Note: Actuals may not foot due to rounding.

SCHEDULE 6
MDC PARTNERS INC.
UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(US$ in 000s, except percentages)
For the Six Months Ended June 30, 2019

	Integrated Networks - Group A	Integrated Networks - Group B	Media & Data Network	All Other	Corporate	Total
Revenue	$176,987	$266,564	$82,688	$164,682	$—	$690,921

Net loss attributable to MDC Partners Inc. common shareholders						$(1,448)
Adjustments to reconcile to operating income (loss):
Accretion on convertible preference shares						5,625
Net income attributable to the noncontrolling interests						3,472
Equity in earning of non-consolidated affiliates						(289)
Income tax expense						2,837
Interest expense and finance charges, net						33,172
Foreign exchange gain						(8,374)
Other, net						4,128
Operating income (loss)	$11,112	$36,700	$(1,371)	$14,135	$(21,453)	$39,123
margin	6.3%	13.8%	(1.7)%	8.6%		5.7%

Adjustments:
Depreciation and amortization	$4,289	$8,092	$2,328	$4,354	$438	$19,501
Stock-based compensation	4,234	2,491	6	256	(381)	6,606
Deferred acquisition consideration adjustments	(478)	(4,156)	73	(1,009)	—	(5,570)
Distributions from non-consolidated affiliates (2)	—	—	—	—	31	31
Other items, net (3)	—	—	—	—	8,220	8,220
Adjusted EBITDA (1)	$19,157	$43,127	$1,036	$17,737	$(13,145)	$67,911
Adjusted EBITDA margin	10.8%	16.2%	1.3%	10.8%		9.8%

(1) Adjusted EBITDA is a non-GAAP financial measure, and as shown above it represents operating income (loss) plus depreciation and amortization, other asset impairment, stock-based compensation, deferred acquisition consideration adjustments, distributions from non-consolidated affiliates, impairment and other items. See "Non-GAAP Financial Measures" herein.

(2) Distributions from non-consolidated affiliates includes (i) cash received for profit distributions from non-consolidated affiliates, and (ii) consideration from the sale of ownership interests in non-consolidated affiliates less contributions to date plus undistributed earnings (losses).

(3) Other items, net includes items such as severance expense and other restructuring expenses. See Schedule 10 for a reconciliation of amounts.

Note: Effective in the first quarter of 2020, the Company reorganized its management structure resulting in the aggregation of certain Partner Firms into integrated groups (“Networks”). In connection with the reorganization, we reassessed our reportable segments to align our external reporting with how we operate the Networks under our new organizational structure. Prior periods presented have been recast to reflect the change in reportable segments.

Note: Actuals may not foot due to rounding.

SCHEDULE 7
MDC PARTNERS INC.
UNAUDITED RECONCILIATION OF NET INCOME (LOSS) TO COVENANT EBITDA
(US$ in 000s)

	2019			2020		Covenant EBITDA (LTM) (1)
	Q2	Q3	Q4	Q1	Q2	Q1-2020- LTM	Q2-2020 - LTM
Net income (loss) attributable to MDC Partners Inc. common shareholders	$776	$(5,058)	$(10,488)	$(2,437)	$(4,102)	$(17,207)	$(22,085)
Adjustments to reconcile to operating income:
Accretion on and net income allocated to convertible preference shares	3,515	3,306	3,373	3,440	3,509	13,634	13,628
Net income attributable to the noncontrolling interests	3,043	7,265	5,419	791	3,101	16,518	16,576
Equity in losses (earnings) of non-consolidated affiliates	(206)	(63)	—	—	798	(269)	735
Income tax expense (benefit)	2,088	3,457	4,241	13,500	(7,923)	23,286	13,275
Interest expense and finance charges, net	16,413	16,110	15,658	15,612	15,941	63,793	63,321
Foreign exchange loss (gain)	(2,932)	3,973	(4,349)	14,757	(5,342)	11,449	9,039
Other, net	745	431	(2,158)	(16,334)	(5,884)	(17,316)	(23,945)
Operating income	$23,442	$29,421	$11,696	$29,329	$98	$93,888	$70,544

Adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	$10,663	$9,368	$9,460	$9,206	$8,899	$38,697	$36,933
Impairment and other losses	—	1,944	5,875	161	18,839	7,980	26,819
Stock-based compensation	3,634	6,026	18,408	3,070	1,039	31,138	28,543
Deferred acquisition consideration adjustments	2,073	1,943	9,030	(4,600)	2,312	8,446	8,685
Distributions from non-consolidated affiliates	31	(202)	2,219	(14)	1,079	2,034	3,082
Other items, net (2)	6,594	705	349	2,416	3,895	10,064	7,365
Adjusted EBITDA	$46,437	$49,205	$57,037	$39,568	$36,161	$192,247	$181,971

Adjustments to reconcile to Covenant EBITDA:
Proforma dispositions (3)	$(729)	$(996)	$(1,294)	$(124)	$—	$(3,143)	$(2,414)
Severance due to eliminated positions	2,346	1,956	3,221	2,133	5,233	9,656	12,543
Other adjustments, net (4)	989	228	368	357	207	1,942	1,160
Covenant adjusted EBITDA	$49,043	$50,393	$59,332	$41,934	$41,601	$200,702	$193,260

(1) Covenant EBITDA is a measure that includes pro forma adjustments for acquisitions, one-time charges, permitted dispositions and other adjustments, as defined in the Company's Credit Agreement. Covenant EBITDA is calculated as the aggregate of operating results for the rolling last twelve months (LTM). Each quarter is presented to provide the information utilized to calculate Covenant EBITDA. Historical Covenant EBITDA may be re-casted in the current period for any proforma adjustments related to acquisitions and/or dispositions in the current period. See "Non-GAAP Financial Measures" herein.

(2) Other items, net includes items such as severance expense and other restructuring expenses. See Schedule 10 for a reconciliation of amounts.

(3) Represents Kingsdale and Sloane EBITDA for the respective period.

(4) Other adjustments, net primarily includes one-time professional fees and costs associated with real estate consolidation.
Note: Actuals may not foot due to rounding.

SCHEDULE 8
MDC PARTNERS INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(US$ in 000s)

	June 30, 2020	December 31, 2019

ASSETS
Current Assets:
Cash and cash equivalents	$85,483	$106,933
Accounts receivable, less allowance for doubtful accounts of $1,875 and $3,304	359,306	449,288
Expenditures billable to clients	19,426	30,133
Other current assets	66,318	35,613
Total Current Assets	530,533	621,967
Fixed assets, at cost, less accumulated depreciation of $134,529 and $129,579	70,787	81,054
Right of use assets - operating leases	238,230	223,622
Goodwill	706,946	731,691
Other intangible assets, net	48,904	54,893
Deferred tax assets	82,695	88,486
Other assets	27,356	30,179
Total Assets	$1,705,451	$1,831,892
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$148,349	$200,148
Accruals and other liabilities	264,572	357,162
Advance billings	136,196	171,742
Current portion of lease liabilities - operating leases	38,377	48,659
Current portion of deferred acquisition consideration	36,655	45,521
Total Current Liabilities	624,149	823,232
Long-term debt	922,537	887,630
Long-term portion of deferred acquisition consideration	2,597	29,699
Long-term lease liabilities - operating leases	267,559	219,163
Other liabilities	36,503	25,771
Total Liabilities	1,853,345	1,985,495
Redeemable Noncontrolling Interests	36,710	36,973
Commitments, Contingencies, and Guarantees
Shareholders’ Deficit:
Convertible preference shares, 145,000 authorized, issued and outstanding at June 30, 2020 and December 31, 2019	152,746	152,746
Common stock and other paid-in capital	98,234	101,469
Accumulated deficit	(480,369)	(480,780)
Accumulated other comprehensive loss (income)	4,627	(4,269)
MDC Partners Inc. Shareholders' Deficit	(224,762)	(230,834)
Noncontrolling interests	40,158	40,258
Total Shareholders' Deficit	(184,604)	(190,576)
Total Liabilities, Redeemable Noncontrolling Interests and Shareholders' Deficit	$1,705,451	$1,831,892

SCHEDULE 9
MDC PARTNERS INC.
UNAUDITED SUMMARY CASH FLOW DATA
(US$ in 000s)

	Six Months Ended June 30,
	2020		2019
Net cash used in operating activities	$(33,678)		$(40,237)
Net cash provided by investing activities	14,643		9,818
Net cash provided by (used in) financing activities	(1,434)		25,712
Effect of exchange rate changes on cash, cash equivalents, and cash held in trusts	(981)	—	4
Net decrease in cash, cash equivalents, and cash held in trusts including cash classified within assets held for sale	$(21,450)	—	$(4,703)
Change in cash and cash equivalents held in trusts classified within held for sale	—		(3,307)
Change in cash and cash equivalents classified within assets held for sale	—		4,441
Net decrease in cash and cash equivalents	(21,450)		(3,569)
Cash and cash equivalents at beginning of period	106,933		30,873
Cash and cash equivalents at end of period	$85,483		$27,304
Supplemental disclosures:
Cash income taxes paid	$2,566		$3,494
Cash interest paid	$28,736		$31,643

Note: Actuals may not foot due to rounding.

SCHEDULE 10
MDC PARTNERS INC.
UNAUDITED RECONCILIATION OF COMPONENTS OF NON-GAAP MEASURES
(US$ in 000s)

	2019					2020
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	YTD
NON-GAAP ACQUISITIONS (DISPOSITIONS), NET
GAAP revenue from current year acquisitions	$—	$698	$1,347	$1,396	$3,441	$—	$—	$—
GAAP revenue from prior year acquisitions (1)	15,685	1,519	1,109	291	18,604	—	—	—
Foreign exchange impact	—	—	470	(246)	224	(248)	—	(248)
Contribution to organic revenue (growth) decline (2)	(4,008)	(440)	(2,185)	(1,694)	(8,327)	(411)	—	(411)
Prior year revenue from dispositions (3)	(1,825)	(5,995)	(3,178)	(4,505)	(15,503)	(5,024)	(4,106)	(9,130)
Non-GAAP acquisitions (dispositions), net	$9,852	$(4,218)	$(2,437)	$(4,758)	$(1,561)	$(5,683)	$(4,106)	$(9,789)

	2019					2020
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	YTD
OTHER ITEMS, NET
Severance and other restructuring expenses	$—	$6,703	$705	$—	$7,408	$1,334	$2,969	$4,303
Strategic review process costs	1,626	(109)	—	349	1,866	1,082	926	2,008
Total other items, net	$1,626	$6,594	$705	$349	$9,274	$2,416	$3,895	$6,311

	2019					2020
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	YTD
CASH INTEREST, NET & OTHER
Cash interest paid	$(1,629)	$(30,014)	$(882)	$(29,698)	$(62,223)	$(145)	$(28,591)	$(28,736)
Bond interest accrual adjustment	(14,625)	14,625	(14,625)	14,625	—	(14,625)	13,894	(731)
Adjusted cash interest paid	(16,254)	(15,389)	(15,507)	(15,073)	(62,223)	(14,770)	(14,697)	(29,467)
Interest income	149	138	165	162	614	114	190	304
Total cash interest, net & other	$(16,105)	$(15,251)	$(15,342)	$(14,911)	$(61,609)	$(14,656)	$(14,507)	$(29,163)

	2019					2020
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	YTD
CAPITAL EXPENDITURES, NET
Capital expenditures	$(3,606)	$(4,317)	$(5,863)	$(4,810)	$(18,596)	$(1,546)	$(2,144)	$(3,690)

	2019					2020
	Q1	Q2	Q3	Q4	YTD	Q1	Q2	YTD
MISCELLANEOUS OTHER DISCLOSURES
Net income attributable to the noncontrolling interests	$429	$3,043	$7,265	$5,419	$16,156	$791	$3,101	$3,892
Cash taxes	$1,677	$1,817	$137	$(1,335)	$2,296	$849	$1,717	$2,566

(1) GAAP revenue from prior year acquisitions for 2020 and 2019 relates to acquisitions which occurred in 2019 and 2018, respectively.

(2) Contribution to organic revenue represents the change in revenue, measured on a constant currency basis, relative to the comparable pre-acquisition period for acquired businesses that are included in the Company's organic revenue growth (decline) calculation.

(3) Prior year revenue from dispositions reflects the incremental impact on revenue for the comparable period after the Company's disposition of such disposed business, plus revenue from each business disposed of by the Company in the previous year through the twelve month anniversary of the disposition.

Note: Actuals may not foot due to rounding.